UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2019

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Super Micro Computer, Inc. (the “Company”) today announced that the Board of Directors (the “Board”) of the Company appointed, effective as of September 6, 2019, Alex Hsu as the Company’s Chief Operating Officer.

Mr. Hsu, age 71, has served in various positions with the Company since October 2004, including as the Chairman of Supermicro Taiwan since February 2018, Sr. Chief Executive of Strategic Business since August 2009, Executive Director of Supermicro Technology (Beijing) Co. Ltd. since August 2009, Chief of Sales and Marketing from July 2006 to August 2009, Senior Vice President of Sales from October 2004 to July 2006 and President of European Offices and Vice President of Operations (USA) from October 2003 to October 2004. From January 2002 to September 2003, Mr. Hsu was President and Chief Operating Officer of Bizlink Group, an IT solutions company. From January 2001 to January 2002, he was a private investor and consultant working with startup companies in Silicon Valley. From August 1999 to December 2000, he was President and Chief Operating Officer at Oplink Communications, Inc., a networking solutions company. Mr. Hsu has over 40 years of experience in the IT industry and served in various managerial and executive positions at Philips, Acer, Hewlett-Packard and Umax group. Mr. Hsu holds an M.B.A. and a B.S. in Electrical Engineering from National Chao-Tung University in Taiwan.

In connection with Mr. Hsu’s appointment, Mr. Hsu will receive an annual salary of $350,000. Mr. Hsu will also continue to be eligible for customary employee benefits. It is currently anticipated that Mr. Hsu will receive an additional grant of an option to purchase 38,000 shares of the Company’s common stock, subject to approval of the Compensation Committee of the Board (the “Compensation Committee”), at a per share exercise price that will not be less than the closing price of the Company’s common stock on the date that the grant is made. The stock options are anticipated to vest over the two-year period following the date of grant, subject to Mr. Hsu remaining continuously employed with the Company through the applicable vesting date. Furthermore, once the Company has regained compliance with its SEC filings, the Company anticipates that Mr. Hsu will be eligible to receive a grant of restricted stock units (“RSUs”) on the Company’s common stock, in an amount to be determined by the Compensation Committee, with such grant to include vesting criteria based upon the Company’s performance.

The Company entered into its standard form indemnity agreement with Mr. Hsu in the form previously filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007. The indemnity agreement requires the Company to indemnify Mr. Hsu against liability that may arise by reason of his service to the Company, subject to certain exceptions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: September 6, 2019	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)